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                                                                    EXHIBIT 5.01


                           LETTERHEAD OF RMI.NET, INC.


                                February 11, 2000

RMI.NET, Inc.
999 Eighteenth Street, Suite 2201
Denver, Colorado 80202

Re:  Registration of Common Stock pursuant to Registration Statement on Form S-8

Ladies and Gentlemen:

         I have acted as counsel to RMI.NET, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"), of a public offering of up to 2,582,400 shares of the Company's common stock, $0.001 par value (the "Shares"), issued or to be issued under the Rocky Mountain Internet, Inc. 1998 Employees' Stock Option Plan, the Rocky Mountain Internet, Inc. 1998 Non-Employee Directors' Stock Option Plan, the Rocky Mountain Internet, Inc. 1997 Stock Option Plan and three executive employment letter agreements. The Shares may be resold by the Selling Stockholders identified in the "Selling Stockholders" section of the Registration Statement.

         In this capacity, I have examined the Registration Statement (including all amendments thereto), the Company's Certificate of Incorporation and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments of the Company relating to the authorization and issuance of the Shares and other matters as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In conducting our examination I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

         Based upon the foregoing, and in reliance thereon, I am of the opinion that the Shares, when issued and delivered against payment therefor, will be legally and validly issued, fully paid, and non-assessable.

         I hereby consent to the incorporation of this opinion into the Registration Statement as Exhibit 5.1 thereto and to the reference to my opinion under the heading "Legal Opinion" in the prospectus constituting a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ CHRISTOPHER J. MELCHER